UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2009

Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to a Stock Purchase Agreement between our wholly-owned subsidiary WoodCliff Healthcare Investment Partners, LLC (WoodCliff) and Core Corporate Consulting Group, Inc. (Core), dated January 14, 2009, and effective as of January 20, 2009, we have disposed of our entire interest in our majority-owned, controlled subsidiary Comprehensive Care Corporation (CompCare), consisting of 14,400 shares of Class A Series Preferred Stock, and 1,739,130 shares of common stock of CompCare held by Woodcliff, for aggregate gross proceeds of $1,500,000.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 20, 2009, we disposed of CompCare, in accordance with the agreement described in Item 1.01 above.

Item 2.02 Results of Operations and Financial Condition

We expect to recognize a gain of approximately $10.5 million from the sale of our CompCare interest, to be recognized in our first quarter 2009 earnings and included in our results from operations for the 3 months ended March 31, 2009.

In accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” CompCare’s results from operations will be included in Income from Discontinued Operations, and its assets and liabilities will be separately classified as relating to discontinued operations beginning in the Quarterly Report on Form 10-Q for the three months ended March 31, 2009.

Item 2.06 Material Impairment

The goodwill from our original purchase of our interest in CompCare in January, 2007 was assigned to our healthcare services reporting unit as part of the purchase accounting for the transaction.  On January 21, 2009 Hythiam concluded that this goodwill had been impaired as part of our quarterly impairment testing and evaluation, mainly resulting from the decline in the value of the reporting unit that arose from the downward re-pricing of risk that occurred broadly in the equity markets and affected the reporting unit in the fourth quarter.  The amount of the resulting non-cash impairment charge is estimated at $9.8 million, representing the full carrying value of such goodwill, and will be recognized and included in our results of operations for the three months and fiscal year ended December 31, 2008.

Item 7.01 Regulation FD Disclosure

We made the decision to sell our interest in CompCare in order to preserve capital rather than investing the significant additional funds we believe would be required to adequately capitalize CompCare and to maintain its operations.  We also expect to achieve cost reductions and administrative efficiencies as a result of the sale.

We will have an ongoing relationship with CompCare through a new ASO (Administrative Services Only) vendor agreement in support of our newly launched specialty products and programs for autism and ADHD.  Catasys will now offer programs for autism, ADHD and substance dependence.  Although agreements for the substance dependence offering that were expected to close in late 2008 have been delayed, we anticipate they are moving toward closing and expect finalization soon.  We are also looking forward to closing agreements for autism and ADHD in 2009.

    The specialty behavioral health products and programs fit within our strategy of offering integrated behavioral and medical solutions to address high cost areas for health plans.  These new products are expected to be relevant because 34 states currently have some level of mandated autism coverage with additional states adding coverage soon, and because of the recently passed Wellstone and Domenici Mental Health Parity and Addiction Equity Act.  Specific programs aimed at addressing high-cost conditions by improving patient care and reducing overall medical costs can benefit health plans that do not have or do not wish to dedicate the capacity or focus to develop programs internally.

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information

The unaudited pro forma consolidated financial statements in the tables below have been prepared by applying pro forma adjustments to the consolidated financial statements included in Hythiam, Inc.’s Annual Report on form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the nine month period ended September 30, 2008. The unaudited pro forma consolidated statements of operations reflect the transaction described in Items 1.01 and 2.01 above, assuming the transaction had been consummated as of the beginning of the fiscal period presented. The unaudited pro form consolidated balance sheet reflects such transactions, assuming they had been consummated as of September 30, 2008.

The pro forma adjustments, as described in the notes to the unaudited pro forma consolidated financial statements, are based upon available information and certain assumptions that we believe are reasonable. The allocations are preliminary in nature and subject to change following the transaction based on refinements as actual data becomes available. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and the related management’s discussion and analysis of financial condition and results of operations, which are contained in the Quarterly Report on Form 10-Q for the three month period ended September 30, 2008 and the 2007 Annual Report on Form 10-K.

The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this report are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company’s control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history and lack of statistically significant formal research studies, the risk that treatment protocols might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the healthcare industry; and additional risks factors as discussed in the reports filed by the company with the Securities and Exchange Commission, which are available on its website at http://www.sec.gov.

    Except as required by law, we disclaim any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

HYTHIAM, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008
(In thousands, except per share amounts)
(unaudited)

	Hythiam, Inc.		Hythiam, Inc.
	Consolidated	CompCare	Pro Forma
	as reported	Operations (a)	Consolidated

Revenues:
Behavioral health managed care services	$27,315	$(27,315)	$-
Healthcare services	5,295	-	5,295
Total revenues	32,610	(27,315)	5,295

Operating expenses:
Behavioral health managed care services	28,912	(28,912)	-
Cost of healthcare services	1,335	-	1,335
General administrative expenses	32,449	(2,983)	29,466
Research and development	2,986	-	2,986
Depreciation & amortization	2,104	(685)	1,419
Total operating expenses	67,786	(32,580)	35,206

Loss from operations	(35,176)	5,265	(29,911)

Interest income	761	(23)	738
Interest expense	(1,354)	205	(1,149)
Change in fair value of warrant liabilities	4,713	-	4,713
Loss before provision for income taxes from continuing operations	(31,056)	5,447	(25,609)
Provision for income taxes	25	(2)	23
Loss from continuing operations	(31,081)	5,449	(25,632)

Loss from continuing operations per common share (Basic and diluted):
Loss from continuing operations	$(0.57)	$0.10	$(0.47)

Weighted average shares outstanding:
Basic and diluted	54,479		54,479

HYTHIAM, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(In thousands, except per share amounts)
(unaudited)

	Hythiam, Inc.		Hythiam, Inc.
	Consolidated	CompCare	Pro Forma
	as reported	Operations (a)	Consolidated
Revenues:
Behavioral health managed care services	$26,525	$(26,525)	$-
Healthcare services	5,692	-	5,692
Total revenues	32,217	(26,525)	5,692

Operating expenses:
Behavioral health managed care services	25,874	(25,874)	-
Cost of healthcare services	1,370	-	1,370
General administrative expenses	34,592	(2,902)	31,690
Impairment loss	2,387	-	2,387
Research and development	2,429	-	2,429
Depreciation & amortization	1,830	(682)	1,148
Total operating expenses	68,482	(29,458)	39,024

Loss from operations	(36,265)	2,933	(33,332)

Other non-operating income, net	32	(32)	-
Interest income	1,179	(112)	1,067
Interest expense	(1,736)	194	(1,542)
Loss before provision for income taxes from continuing operations	(36,790)	2,983	(33,807)
Provision for income taxes	48	(39)	9
Loss from continuing operations	(36,838)	3,022	(33,816)

Loss from continuing operations per common share (Basic and diluted):
Loss from continuing operations	$(0.83)	$0.06	$(0.77)

Weighted average shares outstanding:
Basic and diluted	44,131		44,131

HYTHIAM, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007
(In thousands, except per share amounts)
(unaudited)

	Hythiam, Inc.		Hythiam, Inc.
	Consolidated	CompCare	Pro Forma
	as reported	Operations (a)	Consolidated

Revenues:
Behavioral health managed care services	$36,306	$(36,306)	$-
Healthcare services	7,695	-	7,695
Total revenues	44,001	(36,306)	7,695

Operating expenses:
Behavioral health managed care services	35,679	(35,679)	-
Cost of healthcare services	2,052	-	2,052
General administrative expenses	45,554	(3,721)	41,833
Impairment loss	2,387	-	2,387
Research and development	3,358	-	3,358
Depreciation & amortization	2,502	(923)	1,579
Total operating expenses	91,532	(40,323)	51,209

Loss from operations	(47,531)	4,017	(43,514)

Interest income	1,584	(143)	1,441
Interest expense	(2,190)	263	(1,927)
Loss on extinguishment of debt	(741)	-	(741)
Change in fair value of warrant liabilities	3,471	-	3,471
Other non-operating income, net	32	(32)	-
Loss before provision for income taxes from continuing operations	(45,375)	4,105	(41,270)
Provision for income taxes	87	(72)	15
Loss from continuing operations	(45,462)	4,177	(41,285)

Loss from continuing operations per common share (basic and diluted):
Loss from continuing operations	$(0.99)	$0.09	$(0.90)

Weighted average shares outstanding:
Basic and diluted	45,695		45,695

HYTHIAM, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2008
(In thousands)
(unaudited)

	Hythiam, Inc.		Pro Forma,
	as reported	Compcare (b)	as adjusted

Assets:
Cash and cash equivalents	$13,724	$373	$14,097
Marketable securities, at fair value	1,767	-	1,767
Restricted cash	53	(1)	52
Receivables, net	2,661	(1,845)	816
Notes receivable	24	(24)	-
Prepaids and other current assets	1,397	(408)	989
Total Current Assets	19,626	(1,905)	17,721

Marketable securities, at fair value	10,408	-	10,408
Property and equipment, net	3,259	(275)	2,984
Goodwill	10,291	(493)	9,798
Intellectual property & other intangible assets	4,242	(795)	3,447
Deposits and other assets	599	(273)	326
Total Assets	$48,425	$(3,741)	$44,684

Liabilities and Stockholders' Equity:
Accounts payable	$4,998	(450)	4,548
Accrued compensation and benefits	1,649	(279)	1,370
Accrued liabilities	2,347	(1,479)	868
Accrued claims payable	6,371	(6,371)	-
Short term debt	9,081	-	9,081
Income taxes payable	15	(15)	-
Total Current Liabilities	24,461	(8,594)	15,867

Long-term debt	2,320	(2,320)	-
Accrued reinsurance claims payable	2,526	(2,526)	-
Warrant liabilities	1,187	-	1,187
Capital lease obligations	183	(78)	105
Deferred rent and other long-term liabilities	194	-	194
Total Liabilities	30,871	(13,518)	17,353

Stockholders' Equity:
Preferred stock	-	-	-
Common stock	5	-	5
Additional paid-in capital	172,925	-	172,925
Accumulated other comprehensive loss	(1,092)	-	(1,092)
Accumulated deficit	(154,284)	9,777	(144,507)
Total stockholders' equity (deficit)	17,554	9,777	27,331
Total Liabilities and Stockholders' Equity	$48,425	$(3,741)	$44,684

HYTHIAM, INC.
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(in 000’s)

(a) Reflects the elimination of results for CompCare’s operations, which were reported in our behavioral health managed care reporting segment.

(b) Reflects the elimination of assets and liabilities of CompCare, including the resulting gain on the sale, assuming the sale had been consummated on September 30, 2008:

Net Proceeds from the sale of CompCare	$1,500
Net liabilities of CompCare operations	8,277

Gain on sale	$9,777

The pro forma consolidated statements of operations have not been adjusted to give effect to the gain on sale of CompCare.

(d) Exhibits.

No.          Description
10.1         Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTHIAM, INC.
Date: January 26, 2009	By:	/s/ MAURICE HEBERT
Maurice Hebert
Chief Financial Officer